UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K(A)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2007

ORBIT BRANDS CORPORATION

(Exact name of registrant as specified in its charter)
Commission File No. 0-24812

Delaware	56-1781650
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

13701 Riverside Drive, Suite 701, Sherman Oaks, California 91423
(Address of principal executive offices)

(818) 501-2238
(Issuer's telephone number)

(Former name or former address, if changed since last report)
1990 South Bundy Drive, Suite 650, Los Angles, CA 90025

(310) 740-6870

Item 4.01 CHANGE IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

(a) Previous independent accountant

On February 21, 2007, ORBIT BRANDS CORPORATION, a Delaware Corporation (the "Registrant"),dismissed Malone & Bailey, PC, as the Registrant's independent certified public accountant. The report of Malone & Bailey, PC on the financial statements of the Registrant as of and for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for going concern qualifications. No report was issued for the year ended December 31, 2005.

The dismissal of Malone & Bailey, PC was approved by the Board of Directors of the Registrant on February 27, 2007.

In connection with its audit for the fiscal year ended December 31, 2004 and through February 27, 2007, there have been no disagreements with Malone & Bailey, PC, on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Malone & Bailey, PC, would have caused it to make reference to such matters in its report on the financial statements for the year ended December 31, 2004.

During the fiscal year ended December 31, 2004 and through February 27, 2007, there have been no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

The Registrant has requested that Malone & Bailey, PC, furnish a letter stating whether or not it agrees with the above statements. A copy of this letter dated April 3,2007 is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountant

The Registrant engaged Stark Winter Schenkein & Co., LLP as its new independent public accountants as of February 27, 2007. The decision to retain Stark Winter Schenkein & Co., LLP was approved by the Board of Directors of the Registrant on February 27, 2007.

During the fiscal year ended December 31, 2004 and through February 27, 2007, the Registrant has not consulted with Stark Winter Schenkein & Co., LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and in no case was a written report provided to the Registrant, nor was oral advice provided that the Registrant concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue or as to any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01

Financial Statements and Exhibits

The following exhibit is filed as part of this current report on Form 8-K:

Letter from Malone & Bailey, PC, dated April 3,2007.

In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the Registrant, and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Joseph R. Cellura	Chairman of the Board of	April 3,2007
Directors and Chief Executive Officer